VARIABLE ANNUITY PRECIOUS METALS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Face

Market

Shares

Value

Amount

Value

COMMON STOCKS 99.3%

SECURITIES LENDING COLLATERAL 46.8%

Investment in Securities Lending Short

Freeport-McMoRan Copper &

Term

Gold, Inc. — Class B†

180,718 $

17,388,686

Investment Portfolio Held

Goldcorp, Inc.†

206,183

7,989,591

by U.S. Bank

$

46,445,268

$

________

46,445,268

Newmont Mining Corp.†

173,522

7,860,547

Total Securities Lending Collateral

Barrick Gold Corp.†

175,442

7,622,955

(Cost $46,445,268)

________

46,445,268

Agnico-Eagle Mines Ltd.†

88,963

6,023,685

Total Investments 146.8%

Kinross Gold Corp.†

198,389

4,386,381

(Cost $112,122,922)

$

145,716,696

________

Yamana Gold, Inc.†

296,802

4,339,245

Gold Fields Ltd. — SP ADR

289,767

4,007,478

Liabilities in Excess of Other

Hecla Mining Co.*†

288,169

3,215,966

Assets – (46.8)%

$

(46,436,881)

________

Silver Wheaton Corp.*†

205,334

3,188,837

Net Assets – 100.0%

$

99,279,815

Pan American Silver Corp.*

80,469

3,087,596

*

Non-Income Producing Security.

Cia de Minas Buenaventura SA

†

All or a portion of this security is on loan at March 31, 2008.

ADR- American Depository Receipt

— SP ADR†

44,400

3,041,400

AngloGold Ashanti Ltd. — SP

ADR†

87,512

2,971,907

Randgold Resources Ltd. — SP

ADR

55,231

2,559,405

Coeur d'Alene Mines Corp.*†

604,638

2,442,737

Silver Standard Resources,

Inc.*†

75,861

2,300,864

Harmony Gold Mining Co. Ltd.

— SP ADR*†

190,531

2,255,887

Stillwater Mining Co.*†

143,597

2,221,446

Golden Star Resources Ltd.*†

521,506

1,788,766

Royal Gold, Inc.†

58,443

1,763,225

Eldorado Gold Corp.*

222,726

1,518,991

Novagold Resources, Inc.*†

190,715

1,470,413

Northgate Minerals Corp.*

431,308

1,375,872

Iamgold Corp.

158,095

1,158,836

Crystallex International

Corp.*†

471,090

1,069,374

Apex Silver Mines Ltd.*†

82,583

1,000,906

US Gold Corp.*†

224,212

________

569,498

Total Common Stocks

(Cost $65,026,720)

________

98,620,494

Face

Amount

REPURCHASE AGREEMENTS 0.7%

Collateralized by U.S. Treasury

Obligations

Lehman Brothers Holdings,

Inc. issued 03/31/08 at 1.15%

due 04/01/08

$

650,934

________

650,934

Total Repurchase Agreements

(Cost $650,934)

________

650,934

1